UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               SEPTEMBER 27, 2005


                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)


             NEBRASKA                 001-31924               84-0748903
--------------------------------- ----------------  ----------------------------
   (State or other jurisdiction      (Commission           (I.R.S. Employer
        of incorporation)           File Number)         Identification No.)

                         121 SOUTH 13TH STREET
                               SUITE 201
                           LINCOLN, NEBRASKA                          68508
--------------------------------------------------------------    --------------
                (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (402) 458-2370



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

              On September 27, 2005, Nelnet, Inc. issued a press release announcing it has entered into an agreement with Chela Education Financing, Inc. that provides for Nelnet's acquisition of assets from Chela, including an approximately $2.3 billion student loan portfolio, related servicing and origination assets, and rights to the Chela brand. The transaction is expected to close in the fourth quarter of 2005, subject to normal regulatory approval and closing conditions. A copy of the press release is attached as an exhibit to this Report.


Item 9.01  Financial Statements and Exhibits.

            (c) Exhibits. The following exhibit is filed as part of this Report:

               99.1 - Press release dated September 27, 2005 - "Nelnet and Chela enter into agreement for Nelnet's acquisition of student loan portfolio and related servicing and origination assets from Chela"

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2005

                                            NELNET, INC.



                                            By:  /s/ Terry J. Heimes
                                               --------------------------------
                                                 Terry J. Heimes
                                                 Title:  Chief Financial Officer




                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1 Press release dated September 27, 2005 - "Nelnet and Chela enter into agreement for Nelnet's acquisition of student loan portfolio and related servicing and origination assets from Chela"